EXHIBIT j

                       CONSENT OF INDEPENDENT ACCOUNTANTS


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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       -----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 12, 2003 relating to the financial statements and financial highlights which appears in the October 31, 2003 Annual Report to the Board of Trustees and Shareholders of Phoenix Series Fund (consisting of Phoenix-Duff & Phelps Core Bond Fund, Phoenix-Engemann Aggressive Growth Fund, Phoenix-Engemann Capital Growth Fund, Phoenix-Goodwin High Yield Fund, Phoenix-Goodwin Money Market Fund, Phoenix-Oakhurst Balanced
Fund), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts
February 27, 2004